UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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BIGLARI HOLDINGS INC.
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2

On August 9, 2010, Biglari Holdings Inc. issued the following press release:

Biglari Holdings Inc. News Release

San Antonio, TX., Aug. 9 /PRNewswire-FirstCall/ -- Biglari Holdings Inc. (NYSE: BH) announced today that as a result of misinformation in the investor and analyst communities regarding the incentive bonus agreement submitted for shareholder approval, the Company wishes to address these errors. Therefore, Biglari Holdings has decided to delay the special meeting of shareholders originally scheduled for August 24, 2010 and will utilize the additional time to provide revised proxy materials to address questions its shareholders raised on the agreement.

Biglari Holdings is pleased that to date it has received wide backing in favor of the incentive agreement. However, misinformation and mischaracterizations of the proposed agreement by certain analysts and investors have generated questions and uncertainty, which the Company wants to address for the benefit of all shareholders.

Biglari Holdings’ Compensation Committee has prioritized taking the time to more fully address questions raised by various constituents, including shareholders and proxy advisory firms. The Company is taking this action to serve the best interests of its shareholders because the Company views its shareholders as true partners in the business and thus wants their questions/suggestions to be considered fully.

The Company’s Governance, Compensation and Nominating Committee, consisting entirely of outside, non-employee directors, unanimously approved the incentive agreement because of its members’ firmly held belief that the design of the agreement links pay to economic performance, not to stock price volatility or other form of remuneration-linkage that is not truly performance-based. The incentive agreement was designed to ensure that compensation is predicated on economic value added. Furthermore, the Committee would administer the plan to assure economic alignment. The proposed plan embodies the pay-for-performance ethos that pervades the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act. The Company intends to engage in a broad solicitation of its shareholders in connection with the rescheduled meeting in an effort to explicate completely the structure and rationale underlying the incentive agreement.

Risks Associated with Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements which may concern anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. Biglari Holdings cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. Biglari Holdings does not update publicly or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Further information on the types of factors that could affect Biglari Holdings and its business can be found in the company’s filings with the SEC.

CONTACT:  Duane E. Geiger, Interim Chief Financial Officer, Biglari Holdings Inc., +1-317-633-4100